Exhibit 99.1

PRESS

RELEASE

For further information: Kenneth Kay Senior Executive Vice President and Chief Financial Officer 310.606.4706	Steven Iaco Senior Managing Director Corporate Communications 212.984.6535

Shelley Young Director Investor Relations 212.984.8359	Robert McGrath Director Media Relations 212.984.8267

CB RICHARD ELLIS GROUP, INC. COMPLETES

ACQUISITION OF TRAMMELL CROW COMPANY

Los Angeles, December 20, 2006 — CB Richard Ellis Group, Inc (NYSE:CBG) today announced the completion of its previously announced acquisition of Trammell Crow Company (NYSE:TCC) for $49.51 per share of common stock in cash.

The transaction was valued at approximately $2.2 billion, which includes approximately $1.9 billion for the purchase of equity, and the balance attributable to transaction and integration costs (approximately $0.2 billion) and the repayment of TCC corporate debt (approximately $0.1 billion).

The acquisition expands CB Richard Ellis’ global leadership and strengthens its ability to provide integrated account management and comprehensive real estate services for corporate, institutional, health care and government clients. The Company will have combined pro-forma 2006 revenues of approximately $4.4 billion and approximately 21,000 employees around the world.

“This transaction marks a significant milestone in our Company’s 100-year history,” said Brett White, President and Chief Executive Officer of CB Richard Ellis. “Adding Trammell Crow Company’s talented professionals and proven capabilities to our global platform will enable us to improve our service delivery to clients and continue our drive for excellence.”

Bob Sulentic, former President and Chief Executive Officer of TCC and now Group President of CB Richard Ellis, said, “Joining forces with CB Richard Ellis allows us to better serve our clients and provides more career growth and professional development opportunities for our employees.”

CB Richard Ellis Press Release

December 20, 2006

CB Richard Ellis concluded its financing for the transaction with a five-year, $1.1 billion tranche A term loan facility, and a seven-year, $1.1 billion tranche B term loan facility. In addition, the Company’s existing credit facility was amended to enable the transaction.

About CB Richard Ellis

CB Richard Ellis Group, Inc. (NYSE:CBG), an S&P 500 company headquartered in Los Angeles, California, is the world’s largest commercial real estate services firm (in terms of 2005 revenue). With approximately 21,000 employees, the Company serves real estate owners, investors and occupiers through more than 200 offices worldwide (excluding affiliate and partner offices). CB Richard Ellis offers strategic advice and execution for property sales and leasing; corporate services; property, facilities and project management; mortgage banking; appraisal and valuation; development services; investment management; research and consulting. Please visit our Web site at www.cbre.com.

“Safe Harbor” Statement Under the Private Securities Litigation Reform Act of 1995:

Certain statements in this release regarding the acquisition of Trammell Crow Company are forward-looking statements within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements involve risks and uncertainties, including, but not limited to, the ability of CB Richard Ellis to successfully integrate the operations of Trammell Crow Company, the ability to leverage the integrated platform to capture a larger share of the commercial real estate market in the U.S., the cost of financing the transaction, the ability of the Company to achieve expense savings and other synergies as a result of the transaction as well as other risks and uncertainties discussed in CB Richard Ellis’ filings with the Securities and Exchange Commission (SEC). Any forward-looking statements speak only as of the date of this release and, except to the extent required by applicable securities laws, CB Richard Ellis expressly disclaims any obligation to update or revise any of them to reflect actual results, any changes in expectations or any change in events. If CB Richard Ellis does update one or more forward-looking statements, no inference should be drawn that it will make additional updates with respect to those or other forward-looking statements. For additional information concerning factors that may cause actual results to differ from those anticipated in the forward-looking statements, and risks to CB Richard Ellis’ business in general, please refer to the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2005, its Quarterly Report on Form 10-Q for the quarter ended September 30, 2006, and its press releases and other periodic filings with the SEC. Such filings are available publicly and may be obtained off the CB Richard Ellis website at www.cbre.com or upon request from the CB Richard Ellis Investor Relations Department at investorrelations@cbre.com.